CE GLOBAL DOLLAR                                               Exhibit 77Q1(a)
GOVERNMENT FUND, INC.
811-08188




Articles of Incorporation dated December 2, 1993 - Incorporated by reference to Exhibit 1(a) to Post-Effective Amendment No. 8 to Registrant's
Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.

Articles Supplementary dated October 2, 1996 - Incorporated by reference to
Exhibit 1(a) to Post-Effective Amendment No. 6 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1996.

By-Laws dated December 7, 1993 - Incorporated by reference to Exhibit 2 to Post-Effective Amendment No. 8 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.



ALLIANCE GLOBAL DOLLAR                                       Exhibit 77Q1(e)
GOVERNMENT FUND, INC.
811-08188





Investment Advisory Agreement dated February 1, 1994 - Incorporated by reference to Exhibit 5 to Post-Effective Amendment No. 8 to Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on October 31, 1997.